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                                                                     Exhibit 5.1


                            GRAUBARD MOLLEN & MILLER
                                600 Third Avenue
                            New York, New York 10016

                                                              May 31, 2000


Winstar Communications, Inc.
685 Third Avenue
New York, New York 10017

                  Re:      Registration Statement
                           ----------------------
Ladies and Gentlemen:

                  We have acted as counsel for Winstar Communications, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the registration statement (the "Registration Statement") filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the resale by certain persons (the "Offering") of up to an aggregate of $2.0 billion aggregate principal amount of notes (the "Notes"). This opinion is being furnished pursuant to Item 601 of Regulation S-A under the Act. In rendering the opinion set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Certificate of Incorporation, as amended; (c) the Company's Amended and Restated Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant.

                  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

                  Based upon the foregoing, we are of the opinion that the Notes when issued in accordance with the terms of the Conversion Agreement filed as an exhibit to the Registration Statement, will be validly issued, fully paid and nonassessable.

                  We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the references to this Firm under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission thereunder.

                                                     Very truly yours,


                                                     GRAUBARD MOLLEN & MILLER